                        LOOMIS SAYLES INVESTMENT TRUST

                            PERFORMANCE CALCULATION

      For the period from commencement of operations to December 31, 1996

-------------------------------------------------------------------------------------------------------------------------
                   Investment                          California                          High Yield       Core Fixed
                  Grade Fixed       Fixed Income        Tax-Free        Core Growth       Fixed Income        Income
                  Income Fund           Fund          Income Fund           Fund              Fund             Fund
                  -----------          -----          -----------           ----              ----             ----
-------------------------------------------------------------------------------------------------------------------------
P                   $1,000            $1,000            $1,000             $1,000            $1,000           $1,000
-------------------------------------------------------------------------------------------------------------------------
T                   .1568             .1826             .0573              .1265             .0768            .0531
-------------------------------------------------------------------------------------------------------------------------
n                   2.50              1.96              1.58               1.25              0.50             0.68
-------------------------------------------------------------------------------------------------------------------------
ERV                 $1,440.25         $1,398.56         $1,092.46          $1,160.79         $1,076.76        $1,053.08
-------------------------------------------------------------------------------------------------------------------------

                                P(1+T)/n/=ERV

       Where:     P       =     A hypothetical initial payment of $1,000
                  T       =     Average annual total return
                  n       =     Number of years
                  ERV     =     Ending redeemable value of a hypothetical $1,000
                                payment made at the beginning of the period

                          LOOMIS SAYLES INVESTMENT TRUST

                              PERFORMANCE CALCULATION

                  For the one-year period ended December 31, 1996


------------------------------------------------------------------------------------------------
              Investment                                       California
              Grade Fixed             Fixed Income              Tax-Free          Core Growth
              Income Fund                 Fund                Income Fund             Fund
              -----------             ------------            -----------         -----------
------------------------------------------------------------------------------------------------
P              $1,000                $1,000                  $1,000               $1,000
------------------------------------------------------------------------------------------------
T              .1087                 .0980                   .0412                .1557
------------------------------------------------------------------------------------------------
n              1                     1                       1                    1
------------------------------------------------------------------------------------------------
ERV         $1,108.71                $1,097.96               $1,041.20            $1,155.75
------------------------------------------------------------------------------------------------


                      P(1+T)/n/=ERV

Where:    P      =    A hypothetical initial payment of $1,000
          T      =    Average annual total return
          n      =    Number of years
          ERV    =    Ending redeemable value of a hypothetical $1,000
                      payment made at the beginning of the one-year period

                        LOOMIS SAYLES INVESTMENT TRUST
                               YIELD CALCULATION
                         (CALENDAR MONTH - END METHOD)
                  30-DAY BASE PERIOD ENDED DECEMBER 31, 1996


                                   a-b
                         YIELD= 2[(---- + 1)/6/-1]
                                    cd





-----------------------------------------------------------------------------------------------------------------------------
                                                   Investment              Fixed              California          High Yield
                                                  Grade Fixed             Income               Tax-Free          Fixed Income
                                                  Income Fund              Fund              Income Fund             Fund
                                                  -----------             ------             ------------        ------------
-----------------------------------------------------------------------------------------------------------------------------
a = dividends and interest earned during      $   281,288.00       $   785,282.52        $   58,837.76         $   25,613.43
the month
-----------------------------------------------------------------------------------------------------------------------------
b = expenses accrued during the month         $    20,558.81       $    50,951.28        $    7,253.41         $    2,764.27
-----------------------------------------------------------------------------------------------------------------------------
c = average dividend shares outstanding        3,643,760.743        8,136,359.707        1,304,211.849           296,487.958
during the month
-----------------------------------------------------------------------------------------------------------------------------
d = net asset value price per share on             $ 11.81              $ 12.08              $ 10.19               $ 10.16
the last day of the month
-----------------------------------------------------------------------------------------------------------------------------
FUND YIELD                                          7.382%               9.135%               4.703%                9.277%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
                                                 Core Fixed
                                                   Income
                                                    Fund
                                                    ----
--------------------------------------------------------------
a = dividends and interest earned during       $   43,686.66
the month
--------------------------------------------------------------
b = expenses accrued during the month          $    3,442.74
--------------------------------------------------------------
c = average dividend shares outstanding          606,938.849
during the month
--------------------------------------------------------------
d = net asset value price per share on             $ 10.14
the last day of the month
--------------------------------------------------------------
FUND YIELD                                          7.976%
--------------------------------------------------------------

                                                      -3-